Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Joseph P. Sambataro, Jr., the chief executive officer of Labor Ready, Inc. (the “Company”), and Derrek L. Gafford, the chief financial officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)                                 The Annual Report of the Company on Form 10-K, for the fiscal year ended December 30, 2005 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)                                 The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Joseph P. Sambataro, Jr.	/s/ Derrek L. Gafford
Joseph P. Sambataro, Jr.	Derrek L. Gafford
Chief Executive Officer	Chief Financial Officer

March 6, 2006

A signed original of this written statement required by Section 906 has been provided to Labor Ready, Inc. and will be retained by Labor Ready, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.